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                                                                     EXHIBIT 24



May 22, 1998

Mr. Alan M. Wright and
Mr. Thomas A. McNish
Consumers Energy Company
212 West Michigan Avenue
Jackson, MI 49201

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $225 million of debt securities of the Company (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities).

Very truly yours,




/s/William T. McCormick, Jr.                      /s/Victor J. Fryling
----------------------------                      -----------------------------
William T. McCormick, Jr.                         Victor J. Fryling




/s/John M. Deutch                                 /s/William U. Parfet
----------------------------                      -----------------------------
John M. Deutch                                    William  U. Parfet




/s/James J. Duderstadt                            /s/Percy A. Pierre
----------------------------                      -----------------------------
James J. Duderstadt                               Percy A. Pierre




/s/Kathleen R. Flaherty                           /s/Kenneth Whipple
----------------------------                      -----------------------------
Kathleen R. Flaherty                              Kenneth Whipple




/s/Earl D. Holton
----------------------------                      -----------------------------
Earl D. Holton                                    John B. Yasinsky



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Extract from the minutes of a meeting of the Board of Directors of CMS Energy
Corporation (the "Corporation") held on May 22, 1998.

                                 - - - - - - - -

Proposed Issue and Sale of General Term Notes

                                      * * *


               RESOLVED: That the Board of Directors approves the issue and sale, from time to time, in one or more series, of not more than $400 million aggregate principal amount of senior unsecured debt in the form of General Term Notes (the "Notes") (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities) and the officers of the Corporation, and each of them, are authorized in their discretion, on its behalf, to execute and file with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act") with respect to the issue and sale of not more than $400 million aggregate principal amount of the Notes (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities), in such form as may be approved by the officers executing the same, and to do all other things necessary to make such registration effective, including the execution and filing of any necessary or appropriate amendments or supplements thereto; and

               RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized in their discretion, on its behalf, to take all actions necessary or advisable to consummate the negotiation, registration, and sale of up to $400 million aggregate principal amount of the Notes (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities), which Notes shall be issued pursuant to an Indenture dated as of January 15, 1994 entered into between the Corporation and The Chase Manhattan Bank, as Trustee, to be supplemented by a Fifth Supplemental Indenture (such indenture as so supplemented, the "Indenture"); and

               RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to execute and deliver the Fifth Supplemental Indenture, to be entered into between the Corporation and The Chase Manhattan Bank, as Trustee, on behalf of the Corporation in such form as may be approved by the officers executing the same and as counsel may advise; and

               RESOLVED FURTHER: That any one of the following persons: the Chairman of the Board, the President, the Chief Financial Officer, or the Treasurer of the Corporation, or Martin R. Walicki, Rahul (Sonny) R. Lulla or Janet Sanders, as agents for the Corporation, are authorized in their discretion, to



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      execute, issue, deliver and sell from time to time up to $400 million aggregate principal amount of the Notes (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities) pursuant to and in accordance with the Indenture and a distribution agreement hereinafter described and authorized, but subject to the effectiveness of the Registration Statement under the Act; and

               RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized in their discretion, to execute and deliver, on its behalf, a distribution agreement relating to the sale of up to $400 million aggregate principal amount of the Notes (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities) in such form as may be approved by the officers executing the same and as counsel may advise, and such officers are authorized to perform all acts and things necessary to effect the transactions contemplated by said distribution agreement; and

               RESOLVED FURTHER: That each Note issued by the Corporation shall be sold at a price equal to 100% of the principal amount thereof and have such terms (including, without limitation, interest rate, maturity date, redemption provisions (if any) and other terms permitted or contemplated by the Indenture) as shall be set forth in a certificate delivered to the Trustee pursuant to the terms of the Indenture, and any one of the following persons: the Chairman of the Board, the President, the Chief Financial Officer, or the Treasurer of the Corporation, or Martin R. Walicki, Rahul (Sonny) R. Lulla or Janet Sanders, as agents of the Corporation, are empowered to approve and authorize such terms and to execute and deliver such certificate setting forth the same; and

               RESOLVED FURTHER: That each Note issued by the Corporation shall bear interest at such rate, pay interest and principal on such dates, and have such other terms and provisions (including, but not limited to, redemption terms or a survivors's option), and shall be issued in definitive registered form as a global note pursuant to the terms of the Indenture, as determined by any one of the following persons: the Chairman of the Board, the President, the Chief Financial Officer, or the Treasurer of the Corporation, or Martin R. Walicki, Rahul (Sonny) R. Lulla or Janet Sanders, as agents for the Corporation; and

               RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to take any and all action that any of such officers may deem necessary or advisable in order to effect the registration or qualification, or to request an exemption from such registration or qualification, of part or all of the Notes for offer and sale under the securities or Blue Sky laws of any of the States of the United States of America or other jurisdiction, and, in connection therewith, to execute, acknowledge, verify, deliver, file and publish all such

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      applications, reports, resolutions, consents and other papers and instruments as may be required under such laws, and to take any and all further action that any such officer may deem necessary or advisable in order to maintain any such registration or qualification, or exemption therefrom, for as long as such officers may deem to be in the best interests of the Corporation; and

               RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to sign, seal and deliver such papers and documents, and to do or cause to be done all acts and things which any of them may consider necessary or advisable to carry out the intent and purposes of all the foregoing resolutions with respect to the issue and sale of up to $400 million aggregate principal amount of the Notes of the Corporation (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities).

                                 - - - - - - - -

I, Joyce H. Norkey, Assistant Secretary of CMS Energy Corporation, do hereby certify that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of CMS Energy Corporation duly called and held on May 22, 1998, at which a quorum was in attendance and voting throughout and that said resolutions have not since been rescinded but are still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 19th day of June, 1998.




                                                           /s/Joyce H. Norkey
                                                   ----------------------------
                                                                Joyce H. Norkey
                                                            Assistant Secretary